Exhibit 10.6

BALLANTYNE OF OMAHA, INC.

EXECUTIVE OFFICERS

PERFORMANCE BONUS COMPENSATION PLAN

I.                                         INTRODUCTION.

Ballantyne of Omaha, Inc.’s Executive Officers Performance Bonus Compensation Plan (“Plan”) is designed to incentivize Ballantyne Executive Officers to maximize shareholder value, and allow the Executive Officers to share in the increased value through a bonus pool.  The Plan is designed to reward the Company’s Executive Officers with a larger bonus pool as the Company’s return on equity increases.

II.                                     COMPENSATION  PLAN.

Return on Equity Thresholds.

Allocation Percentage	Pre-Bonus, Pretax Income to Book Value
	2004	2005**	2006**

0% Allocation	<11.5%	<15%	<17%
2.25% Allocation*	11.5% to 13%	N/A	N/A
4.50% Allocation	13% to 14.99%	15% to 17%	17% to 19%
5.85% Allocation	15% to 16.99%	17% to 19%	19% to 21%
6.75% Allocation	17% or >	>19%	>21%

*2.25% allocation is for 2004 only

** 2005 and 2006 percentages are set forth for illustrative purposes only, and are subject to change.

III.                                 ALLOCATION OF BONUS POOLS TO INDIVIDUAL PARTICIPANTS.

1.                                       General Allocation.  The amount of the bonus pool to be awarded will be based on the outcome of the financial goals, achievement of specific goals and objectives by the Executive Officers.  The bonus pool will be allocated to the Executive Officers based on 70% salary and 30% on achievement of specific goals and objectives.  Any Executive Officer who is determined to have achieved all of their goals and objectives for the applicable year shall receive their pro rata share of the 30% based on their salary in relation to the total of all of the Executive Officers salaries.  An Executive Officer may receive less than their pro rata share if it is determined that they have not met all of their goals and objectives.  Any portion not awarded to any Executive Officer will be returned to the Company.

2.                                       Specific Allocation.  The Chief Executive Officer in consultation with the Compensation Committee shall establish the specific goals and objectives for the Executive Officers.  The Chief Executive Officer shall review with each Executive Officer their specific goals and objectives for the coming year.  The Compensation Committee will, with input from the Chief Executive Officer, determine the extent to which each Executive Officer has achieved their goals and objectives for the year and whether each such Executive Officer will, at the end of the year, receive all or a portion of the 30% which should be allocated to each Executive Officer.  The decision of the Compensation Committee shall be conclusive.

IV.           EXAMPLE OF PERFORMANCE BONUS COMPENSATION PLAN.

Beginning Equity (12/31/03)	$29,508,491
Pre-Bonus, Pretax Income (2004 Budget)	$3,926,793

Potential Pools:

	Scenario I	Scenario II	Scenario III

Achieved
Percentage of Budgeted Pretax Income	87.0%	100.0%	115.0%
Pre-Bonus, Pretax Income Achieved	$3,416,310	$3,926,793	$4,515,812

Bonus Threshold Achieved
Pretax Income to Beginning Equity	11.6%	13.3%	15.3%
Allocation to Bonus Pool	2.25%	4.50%	5.85%

Bonus Pool	$76,867	$176,706	$264,175

V.                                     COMPUTATION.

Computation of the amount to be included in the Executive Officers Performance Bonus Compensation Plan shall be made by the Company contemporaneously with approval of the Company’s financial statements by its public accounting firm, and shall be paid within 15 days from the date the Company makes such determination.  Any question, difference or dispute with reference to the computation of the bonus pool shall be resolved by the public accounting firm then employed by the Company to audit its books for the applicable period involved, and his determination shall be final and conclusive upon all parties.

VI.                                 TAXES AND WITHHOLDING.

Bonus payouts under this Plan are taxable in the year in which received.  Taxes and other withholding will be withheld in accordance with applicable laws.

VII.                             TERMINATION OF EMPLOYMENT.

Ballantyne’s achievement of its return equity threshold depends upon the combined contribution of all Executive Officers throughout the year, and their contribution to Ballantyne’s success is, therefore, not complete until the year is complete.  Executive Officers whose employment is terminated for any reason, voluntary or involuntary, prior to the last day of the fiscal year are not eligible to receive any bonus payout under this Plan.

VIII.                         BALLANTYNE’S RIGHT TO MODIFY THE PLAN.

Ballantyne, through its Compensation Committee, reserves the right to amend or modify any of the terms or conditions of the Plan at any time within ninety (90) days after the end of any fiscal year.  Said amendment or modification shall be applicable effective as of January 1st of the year in which the amendment or modification takes place.

IX.                                PLAN IS NOT A CONTRACT OF EMPLOYMENT.

Nothing in this Plan should be construed as a contract of employment for any Executive Officer, an amendment to any current contract of employment that an Executive Officer may have, or any assurance of continued employment for any given period of time.

X.                                    REVOCATION OF PRIOR PLAN.

The Ballantyne of Omaha, Inc. Key Employee Bonus Plan is hereby revoked.